                             *** SECOND NOTICE ***






                                                      September 19, 1997



Dear Shareholder:

        Proxy material for the OCC CASH RESERVES, INC. Special Meeting of Shareholders was mailed to you recently. According to our records, your proxy for this meeting has not yet been received. Enclosed for your convenience is a duplicate proxy ballot and a postage paid return envelope.

        For the reasons set forth in the proxy statement dated August 28, 1997, your Directors believe the proposal on the agenda is in the best interest of the Fund and its shareholders and recommends a vote FOR the proposal.

        Regardless of the number of shares you may own, it is important that they be represented. We urge you to sign, date, and mail the enclosed proxy promptly.


                                                      Sincerely,



                                                      Joseph M. La Motta
                                                      President
                                                      OCC Cash Reserve, Inc.